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                                                           FOR IMMEDIATE RELEASE


MEDIA CONTACT:                                             INVESTOR RELATIONS:
Adam Castellani                                            Mona Zeehandelaar
Alexander Ogilvy PR Worldwide                              Safeguard Scientifics
404-897-2300 ext. 329                                      610-293-0600
acastellani@alexanderogilvy.com


              SAFEGUARD ANNOUNCES 3-FOR-1 STOCK SPLIT AND FILING OF
                             REGISTRATION STATEMENT


         WAYNE, PA, FEBRUARY 29, 2000 -- Safeguard Scientifics, Inc. (NYSE:SFE), a leading Internet company focused on the infrastructure market, today announced that its Board of Directors approved a 3-for-1 split of its common stock in the form of a stock dividend. The stock split is a tax-free distribution to Safeguard shareholders. Stock certificates representing two additional shares for each share held will be mailed on or about March 17, 2000 (Distribution
Date) to all stockholders of record at the close of business on March 13, 2000 (Record Date). The Company expects its common stock to commence trading on a post-split basis on the next business day following the Distribution Date, on or about March 20, 2000. As of February 24, 2000, approximately 35 million shares of Safeguard were outstanding.

         Safeguard also announced it has filed a Registration Statement with the Securities and Exchange Commission with respect to a public offering of approximately 10 million shares (split adjusted) of its common stock. Safeguard currently anticipates that the net proceeds will be used to continue to acquire equity interests in Internet infrastructure companies, to acquire additional interests in current partner companies, to pay down our balances on our revolving credit facilities and for working capital and other general corporate purposes. The Company currently anticipates that it will grant the underwriters of the public offering an option to purchase approximately 1.5 million shares of common stock for the purpose of covering over-allotments, if any. All of the shares will be offered by the Company. Merrill Lynch & Co. is leading the offering, and Deutsche Banc Alex. Brown, Lehman Brothers and Prudential Volpe Technology, a unit of Prudential Securities, are acting as co-managers. When available, a preliminary prospectus relating to these securities can be obtained from Merrill Lynch & Co. at World Financial Center, 250 Vesey Street, 2nd Floor, New York, New York 10281, Attn: Prospectus Department, (212) 449-1000.

         The Registration Statement has been filed with the Securities and Exchange Commission, but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time that the Registration Statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of
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an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

         Safeguard will hold an analyst conference call to discuss the stock split and public offering this morning, Tuesday, February 29, 2000 at 10:00 a.m. EST. For listen only access, please call the toll-free Vialog number, 888-806-9460, by 9:55 a.m. EST. To access a replay of the conference call, please call 888-266-2081 and enter the conference identification number 3330281. The conference call will also be broadcast over the Internet through Investor Broadcast Network (formerly known as Vcall, Inc.) at http://www.vcall.com. To listen to the live call, please go to the Web site approximately 15 minutes early to register and download any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available immediately after the call and a transcript will be available 24 to 48 hours after the call.

ABOUT SAFEGUARD (www.safeguard.com)
Safeguard is a leader in incubating and operating premier developing technology companies in the Internet infrastructure market with a focus on three sectors: software, communications and eServices. Safeguard's network of Internet infrastructure companies offers solutions, seamless connectivity and eServices to businesses engaged in electronic commerce.

FORWARD-LOOKING STATEMENTS
This press release contains "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, among others, those statements containing the words "believes," "anticipates," "estimates," "expects" and words of similar import. Such statements involve a number of risks and uncertainties. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: Safeguard and its partner companies may be unable to complete the pending transactions described in this release due to changes in market conditions or failure to obtain required shareholder or regulatory approvals; and the Company may be unable to fulfill its continuing strategy of acquiring interests in additional successful partner companies on favorable terms.


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NOTE TO EDITORS: Safeguard is a service mark of Safeguard Scientifics, Inc.